UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2018

China Automotive Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-33123	33-0885775
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

No. 1 Henglong Road, Yu Qiao Development Zone
Shashi District, Jing Zhou City
Hubei Province
The People’s Republic of China
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code (86) 27-8757 0027

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

As previously announced, the special committee of the board of directors (the “Special Committee”) of China Automotive Systems, Inc. (the “Company”) has received a non-binding proposal letter from Mr. Hanlin Chen and Chariot Company (Cayman) Limited (together with its affiliates, “NHPEA”) to acquire all of the outstanding shares of common stock of the Company not already beneficially owned by Mr. Chen, Wiselink Holdings Limited, a company controlled by Mr. Chen, and Ms. Liping Xie, his wife (collectively, the “Chairman Parties”, and together with NHPEA, the “Buyer Group”), and their respective affiliates, for US$5.45 per share of common stock in cash.

On August 16, 2018, the Special Committee received a notice from the Buyer Group notifying the Company that effective immediately the Buyer Group withdraw its proposal and terminate any further discussion with the Company regarding the proposal.

On August 20, 2018, the Company issued a press release announcing the withdrawal of the proposal by the Buyer Group. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Sta`tements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of China Automotive Systems, Inc. dated August 20, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Automotive Systems, Inc.
(Registrant)

Date: August 20, 2018	By:	/s/ Hanlin Chen
Hanlin Chen
Chairman

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